EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements (No. 33-92702, No. 333-124363, and No. 333-207061) on Form S-8 of our report dated October 16, 2025, appearing in this Annual Report on Form 11-K of the Darden Savings Plan as of April 30, 2025 and 2024, and for the years then ended.

Very truly yours,

/s/ WithumSmith+Brown, P.C.

Orlando, Florida

October 16, 2025